Exhibit 10.21

EDGEN GROUP INC.

2012 OMNIBUS INCENTIVE PLAN

Adopted by the Board of Directors __________, 2012

Approved by the Shareholders _______, 2012

EDGEN GROUP INC.

2012 OMNIBUS INCENTIVE PLAN

Section 1. Purpose of the Plan. The purpose of the Edgen Group Inc. 2012 Omnibus Incentive Plan (the “Plan”) is to assist the Company and its Subsidiaries in attracting and retaining valued Employees, Consultants and Non-Employee Directors by offering them a greater stake in the Company’s success and a closer identity with it, and to encourage ownership of the Company’s stock by such Employees, Consultants and Non-Employee Directors.

Section 2. Definitions. As used herein, the following definitions shall apply:

2.1. “Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of the Plan, “control” of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

2.2. “Award” means the grant of Restricted Stock, Options, SARs, Restricted Stock Units or other stock-based awards under the Plan.

2.3. “Award Agreement” means the written agreement, instrument or document evidencing an Award.

2.4. “Board” means the Board of Directors of the Company.

2.5. “Cause” means,

(a) if the applicable Participant is party to an effective employment, consulting, severance or similar agreement with the Company or a Subsidiary, and such term is defined therein, “Cause” shall have the meaning provided in such agreement;

(b) if the applicable Participant is not a party to an effective employment, consulting, severance or similar agreement or if no definition of “Cause” is set forth in the applicable employment, consulting, severance or similar agreement, “Cause” shall have the meaning provided in the applicable Award Agreement; or

(c) if neither (a) nor (b) applies, then “Cause” shall mean, as determined by the Committee in its sole discretion, (i) the Participant’s willful misconduct or gross negligence in connection with the performance of the Participant’s duties for the Company or any of its Subsidiaries; (ii) the Participant’s conviction of, or a plea of guilty or nolo contendere to, a felony or a crime involving fraud or moral turpitude; (iii) the Participant’s engaging in any business that directly or indirectly competes with the Company or any of its Subsidiaries; or (iv) disclosure of trade secrets, customer lists or confidential information of the Company or any of its Subsidiaries to a competitor or an unauthorized Person.

2.6. “Change in Control” means, unless otherwise provided in an Award Agreement:

(a) the acquisition in one or more transactions by any “person” (as such term is used for purposes of Section 13(d) or Section 14(d) of the Exchange Act) but excluding, for this purpose, (i) the Company or its Subsidiaries and (ii) any employee benefit plan of the Company or its Subsidiaries, of “beneficial ownership” (within the meaning of Rule 13d-3 under the Exchange Act) of more than fifty percent (50%) of the combined voting power of the Company’s then outstanding voting securities (the “Voting Securities”);

(b) the consummation of a merger or consolidation involving the Company if the shareholders of the Company, immediately before such merger or consolidation, do not own, directly or indirectly, immediately following such merger or consolidation, at least fifty percent (50%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation;

(c) a change in the composition of the Board such that the individuals who as of any date constitute the Board (the “Incumbent Board”) cease to constitute a majority of the Board at any time during the 12-month period immediately following such date; provided, however, that if the election, or nomination for election by the Company’s shareholders, of any new director was approved by a vote of at least a majority of the Incumbent Board, such new director shall be considered as a member of the Incumbent Board, and provided further that any reductions in the size of the Board that are instituted voluntarily by the Incumbent Board shall not constitute a Change in Control, and after any such reduction the “Incumbent Board” shall mean the Board as so reduced; or

(d) the acquisition by any “person” (as such term is used for purposes of Section 13(d) or Section 14(d) of the Exchange Act) in a single transaction or in a series of related transactions occurring during any period of 12 consecutive months, of assets from the Company that have a total gross fair market value equal to or more than 51% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions.

2.7. “Code” means the Internal Revenue Code of 1986, as amended.

2.8. “Common Stock” means the Class A common stock of the Company, par value $0.0001 per share.

2.9. “Company” means Edgen Group Inc., a Delaware corporation, or any successor corporation.

2.10. “Committee” means the Compensation Committee of the Board, provided that the Committee shall at all times have at least two members, each of whom shall (i) be a “non-employee director” as defined in Rule 16b-3 under the Exchange Act, (ii) be an “outside director” as defined in Section 162(m) of the Code and the regulations issued thereunder and (iii) satisfy such other independence requirements for members of a compensation committee as may be applicable under the rules of the securities exchange or association on which the Common Stock is then traded or listed.

2.11. “Consultant” means an individual who provides bona fide services to the Company or a Subsidiary other than in connection with the offer or sale of securities in a capital-raising transaction and is not engaged in activities that directly or indirectly promote or maintain a market for the Company’s securities.

2.12. “Disability” means, unless otherwise provided in an Award Agreement, that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

2.13. “Effective Date” means the date that the Plan is approved by the shareholders of the Company.

2.14. “Employee” means an individual who is an officer or common law employee of the Company or a Subsidiary, including, without limitation, a director who is such an employee and whose earnings are reported on a Form W-2.

2.15. “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.16. “Fair Market Value” means, on any given date (i) if the shares of Common Stock are then listed on a national securities exchange, including the New York Stock Exchange, the closing sales price per share of Common Stock on the exchange for such date, or if no sale was made on such date on the exchange, on the last preceding day on which a sale occurred; (ii) if shares of Common Stock are not then listed on a national securities exchange but are then quoted on another stock quotation system, the closing price for the shares of Common Stock as quoted on such quotation system on such date, or if no sale was made on such date on such quotation system, on the last preceding day on which a sale was made; or (iii) if (i) and (ii) do not apply, such value as the Committee in its discretion may in good faith determine in accordance with Section 409A of the Code and the regulations thereunder (and, with respect to Incentive Stock Options, in accordance with Section 422 of the Code and the regulations thereunder).

2.17. “Incentive Stock Option” means an Option or portion thereof intended to meet the requirements of an incentive stock option as defined in Section 422 of the Code and designated as an Incentive Stock Option.

2.18. “Non-Employee Director” means a member of the Board, or the board of directors or the like of any Subsidiary, who is not an Employee.

2.19. “Non-Qualified Option” means an Option or portion thereof that does not qualify as or is not intended to be an Incentive Stock Option.

2.20. “Option” means a right granted under Section 6.1 of the Plan to purchase a specified number of shares of Common Stock at a specified price. An Option may be an Incentive Stock Option or a Non-Qualified Option.

2.21. “Participant” means any Employee, Non-Employee Director or Consultant who receives an Award.

2.22. “Performance Goals” means any goals established by the Committee in its sole discretion, the attainment of which is substantially uncertain at the time such goals are established. Performance Goals may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or a Subsidiary, division, department or function within the Company or Subsidiary in which the Participant is employed or for which the Participant provides services. Performance Goals may be measured on an absolute or relative basis. Relative performance may be measured by a group of peer companies or by a financial market index or otherwise. Performance Goals may be based upon: specified levels of or increases in the Company’s, a division’s or a Subsidiary’s return on capital, equity or assets; earnings measures/ratios (on a gross, net, pre-tax or post-tax basis), including diluted earnings per share, total earnings, operating earnings, earnings growth, earnings before interest and taxes (EBIT) and earnings before interest, taxes, depreciation and amortization (EBITDA); net economic profit (which is operating earnings minus a charge to capital); net income; operating income; sales; sales growth; gross margin; direct margin; share price (including but not limited to growth measures and total shareholder return), operating profit; per period or cumulative cash flow (including but not limited to operating cash flow and free cash flow) or cash flow return on investment (which equals net cash flow divided by total capital); inventory turns; financial return ratios; market share; balance sheet measurements such as receivable turnover; improvement in or attainment of expense levels; improvement in or attainment of working capital levels; debt reduction; strategic innovation, including but not limited to entering into, substantially completing, or receiving payments under, relating to, or deriving from a joint development agreement, licensing agreement, or similar agreement; customer or employee satisfaction; individual objectives; any financial or other measurement deemed appropriate by the Committee as it relates to the results of operations or other measurable progress of the Company and its Subsidiaries (or any business unit, division, department or function of the Company or any of its Subsidiaries); or any combination of any of the foregoing criteria. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Performance Goals unsuitable, the Committee may modify such Performance Goals or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable.

2.23. “Performance Period” means the period selected by the Committee during which the performance of the Company, any Subsidiary, any department of the Company or any Subsidiary, or any individual is measured for the purpose of determining the extent to which a Performance Goal has been achieved.

2.24. “Person” means an individual, corporation, partnership, association, limited liability company, estate or other entity.

2.25. “Restricted Stock” means Common Stock awarded by the Committee under Section 6.3 of the Plan.

2.26. “Restricted Stock Unit” means the right granted under Section 6.4 of the Plan to receive, on the date of settlement, an amount equal to the Fair Market Value of one share of Common Stock. Restricted Stock Units may be settled in cash, shares of Common Stock or any combination of cash and shares of Common Stock; provided, however, that unless otherwise provided in an Award Agreement, Restricted Stock Units shall be settled in shares of Common Stock.

2.27. “Restriction Period” means the period during which Restricted Stock and Restricted Stock Units are subject to forfeiture.

2.28. “SAR” means a stock appreciation right awarded by the Committee under Section 6.2 of the Plan. SARs may be settled in cash, shares of Common Stock or any combination of cash and shares of Common Stock; provided, however, that unless otherwise provided in an Award Agreement, SARs shall be settled in shares of Common Stock

2.29. “Securities Act” means the Securities Act of 1933, as amended.

2.30. “Subsidiary” means any corporation, partnership, joint venture or other business entity that, directly or indirectly, is controlled by the Company.

2.31. “Ten Percent Shareholder” means an individual who on any given date owns, either directly or indirectly (taking into account the attribution rules contained in Section 424(d) of the Code), stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or a Subsidiary.

Section 3. Eligibility. Any Employee, Non-Employee Director or Consultant who is selected by the Committee shall be eligible to receive an Award under the Plan; provided, however, that only individuals who are Employees may be granted Options which are intended to qualify as Incentive Stock Options.

Section 4. Administration and Implementation of the Plan.

4.1. The Plan shall be administered by the Committee; provided, however, that with respect to Non-Employee Directors (i) the Plan shall be administered by the full Board and (ii) all references in the Plan to the Committee shall be deemed to refer to the Board. Any action of the Committee in administering the Plan shall be final, conclusive and binding on all Persons, including the Company, its Subsidiaries, Participants, Persons claiming rights from or through Participants and shareholders of the Company.

4.2. Notwithstanding Section 4.1, the Committee may delegate to one or more officers or Board members the authority to grant Awards to eligible individuals who are not subject to the requirements of Rule 16b-3 of the Exchange Act or “covered employees” within the meaning of Section 162(m) of the Code and the regulations thereunder.

4.3. Subject to the provisions of the Plan, the Committee shall have full and final authority in its discretion to (i) select the Employees, Non-Employee Directors and Consultants who will receive Awards pursuant to the Plan; (ii) determine the type or types of Awards to be granted to each Participant; (iii) determine the number of shares of Common Stock to which an Award will relate, the terms and conditions of any Award granted under the Plan (including, but not limited to, restrictions as to vesting, transferability or forfeiture, exercisability or settlement of an Award and waivers or accelerations thereof, and waivers of or modifications to Performance Goals relating to an Award, based in each case on such considerations as the

Committee shall determine) and all other matters to be determined in connection with an Award; (iv) determine the exercise price, base price or purchase price (if any) of an Award; (v) determine whether, to what extent, and under what circumstances an Award may be cancelled, forfeited, or surrendered; (vi) determine whether, and to certify that, Performance Goals to which an Award is subject are satisfied; (vii) correct any defect or supply any omission or reconcile any inconsistency in the Plan, and adopt, amend and rescind such rules, regulations, guidelines, forms of agreements and instruments relating to the Plan as it may deem necessary or advisable; (viii) construe and interpret the Plan; and (ix) make all other determinations as it may deem necessary or advisable for the administration of the Plan; provided, however, that the Committee shall be prohibited from taking any action which, under any applicable federal, state or foreign law or regulation or the rules of any stock exchange or automated quotation system on which the Common Stock may then be listed or quoted, requires shareholder approval, including, but not limited to, effecting a repricing of any outstanding Award.

Section 5. Shares of Common Stock Subject to the Plan.

5.1. Subject to adjustment as provided in Section 8 hereof, the total number of shares of Common Stock available for Awards under the Plan shall be [            ] (the “Plan Limit”), [            ] of which may be issued pursuant to the exercise of Incentive Stock Options. Notwithstanding the foregoing, Awards covering no more than [            ] shares of Common Stock may be awarded to any Participant in any one calendar year. The Plan Limit shall automatically increase on January 1 of each calendar year by an amount equal to the lesser of [            ]% of the Common Stock outstanding as of December 31 of the immediately preceding calendar year or [            ] shares of Common Stock; provided, that the Board may reduce or eliminate any such automatic increase in the Plan Limit. Effective as of any date on which the Plan Limit is increased, the Plan Limit as so increased shall be the new Plan Limit for all purposes of the Plan. For purposes of determining the number of shares available for Awards under the Plan, each stock-settled SAR shall count against the Plan Limit based on the number of shares underlying the exercised portion of such SAR rather than the number of shares issued in settlement of such SAR. Any shares tendered by a Participant in payment of an exercise price for an Award or the tax liability with respect to an Award, including shares withheld from any such Award, shall not be available for future Awards hereunder. Common Stock awarded under the Plan may be reserved or made available from the Company’s authorized and unissued Common Stock or from Common Stock reacquired (through open market transactions or otherwise) and held in the Company’s treasury. Any shares of Common Stock issued by the Company through the assumption or substitution of outstanding grants from an acquired company shall not reduce the shares of Common Stock available for Awards under the Plan.

5.2. If any shares subject to an Award under the Plan are forfeited or such Award otherwise terminates or is settled for any reason whatsoever without an actual distribution of shares to the Participant, any shares counted against the number of shares available for issuance pursuant to the Plan with respect to such Award shall, to the extent of any such forfeiture, settlement, or termination, again be available for Awards under the Plan; provided, however, that the Committee may adopt procedures for the counting of shares relating to any Award to ensure appropriate counting, avoid double counting, provide for adjustments in any case in which the number of shares actually distributed differs from the number of shares previously counted in connection with such Award, and if necessary, to comply with applicable law or regulations.

Section 6. Awards. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the settlement or exercise thereof, at the date of grant or thereafter, such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including without limitation terms requiring forfeiture of Awards in the event of the termination of a Participant’s employment or other relationship with the Company or any Subsidiary; provided, however, that the Committee shall retain full power to accelerate or waive any such additional term or condition as it may have previously imposed (provided that, in any case, any such action is permitted under Section 409A of the Code and, with respect to an Award intended to satisfy the “qualified performance-based compensation” exception under Section 162(m) of the Code, does not cause such Award to fail to satisfy such exception). The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such Performance Goals as may be determined by the Committee. Each Award, and the terms and conditions applicable thereto, shall be evidenced by an Award Agreement.

6.1. Options. Options give a Participant the right to purchase a specified number of shares of Common Stock from the Company for a specified time period at a fixed exercise price, as provided in the applicable Award Agreement. Options may be either Incentive Stock Options or Non-Qualified Stock Options; provided that Incentive Stock Options may only be granted to Employees. Unless otherwise specifically stated in an Award Agreement, an Award of Options shall be an Award of Non-Qualified Stock Options. The grant of Options shall be subject to the following terms and conditions:

(a) Exercise Price. The price per share at which Common Stock may be purchased upon exercise of an Option shall be determined by the Committee and specified in the Award Agreement, but shall be not less than the Fair Market Value of a share of Common Stock on the date of grant (or 110% of the Fair Market Value of a share of Common Stock on the date of grant in the case of an Incentive Stock Option granted to a Ten Percent Shareholder).

(b) Term of Options. The term of an Option shall be specified in the Award Agreement, but shall in no event be greater than ten years (or five years in the case of an Incentive Stock Option granted to a Ten Percent Shareholder).

(c) Exercise of Option. Each Award Agreement with respect to an Option shall specify the time or times at which an Option may be exercised in whole or in part and the terms and conditions applicable thereto, including (i) a vesting schedule which may be based upon the passage of time, attainment of Performance Goals or a combination thereof, (ii) whether the exercise price for an Option shall be paid in cash, with shares of Common Stock or with any combination of cash and shares of Common Stock, (iii) the methods of payment, which may include payment through cashless and net exercise arrangements, to the extent permitted by applicable law and (iv) the methods by which, or the time or times at which, Common Stock will be delivered or deemed to be delivered to Participants upon the exercise of such Option. Payment of the exercise price shall in all events be made within three days after the date of exercise of an Option. Participants who are subject to the reporting requirements of Section 16 of the Exchange Act may elect to pay all or a portion of the exercise price of an Option by directing the Company to withhold shares of Common Stock that would otherwise be received upon exercise of such Option.

(d) Termination of Employment or Other Service. Unless otherwise provided in an Award Agreement or as may be determined by the Committee, upon a Participant’s termination of employment or other service with the Company and its Subsidiaries, the unvested portion of such Participant’s Options shall cease to vest and shall be forfeited with no further compensation due the Participant and the vested portion of such Participant’s Options shall remain exercisable by the Participant or the Participant’s beneficiary or legal representative, as the case may be, for a period of (i) 30 days in the event of a termination by the Company or a Subsidiary without Cause, (ii) 180 days in the event of a termination due to death or Disability and (iii) 30 days in the event of the Participant’s voluntary termination; provided, however, that in no event shall any Option be exercisable after its stated term has expired. All of a Participant’s Options, whether or not vested, shall be forfeited immediately upon such Participant’s termination by the Company or a Subsidiary for Cause with no further compensation due the Participant.

(e) Incentive Stock Options. Each Participant awarded an Incentive Stock Option under the Plan shall notify the Company in writing immediately after the date he or she makes a “disqualifying disposition” (as defined in Section 421(b) of the Code) of any shares of Common Stock acquired pursuant to the exercise of such Incentive Stock Option. The Company may, if determined by the Committee and in accordance with procedures established by it, retain possession of any shares acquired pursuant to the exercise of an Incentive Stock Option as agent for the applicable Participant until the end of any period during which a disqualifying disposition could occur, subject to complying with any instructions from such Participant as to the sale of such shares. The aggregate Fair Market Value, determined as of the date of grant, for Awards granted under the Plan (or any other stock option plan required to be taken into account under Section 422(d) of the Code) that are intended to be Incentive Stock Options which are first exercisable by the Participant during any calendar year shall not exceed $100,000. To the extent an Award purporting to be an Incentive Stock Option exceeds the limitation in the previous sentence, the portion of the Award in excess of such limit shall be a Non-Qualified Option.

6.2. Stock Appreciation Rights. An SAR shall confer on the Participant a right to receive, upon exercise thereof, the excess of (i) the Fair Market Value of one share of Common Stock on the date of exercise over (ii) the grant price of the SAR as determined by the Committee, but which may never be less than the Fair Market Value of one share of Common Stock on the date of grant. The grant of SARs shall be subject to the following terms and conditions:

(a) General. Each Award Agreement with respect to an SAR shall specify the number of SARs granted, the grant price of the SAR, the time or times at which an SAR may be exercised in whole or in part (including vesting upon the passage of time, the attainment of Performance Goals, or a combination thereof), the method of exercise, method of settlement (in cash, Common Stock or a combination thereof), method by which Common Stock will be delivered or deemed to be delivered to Participants (if applicable) and any other terms and conditions of any SAR.

(b) Termination of Employment or Other Service. Unless otherwise provided in an Award Agreement or as may be determined by the Committee, upon a Participant’s termination of employment or other service with the Company and its Subsidiaries, the unvested portion of such Participant’s SARs shall cease to vest and shall be forfeited with no further compensation due the Participant and the vested portion of such Participant’s SARs shall remain exercisable by the Participant or the Participant’s beneficiary or legal representative, as the case may be, for a period of (i) 30 days in the event of a termination by the Company or a Subsidiary without Cause, (ii) 180 days in the event of a termination due to death or Disability and (iii) 30 days in the event of the Participant’s voluntary termination; provided, however, that in no event shall any SAR be exercisable after its stated term has expired. All of a Participant’s SARs, whether or not vested, shall be forfeited immediately upon such Participant’s termination by the Company or a Subsidiary for Cause with no further compensation due the Participant.

(c) Term. The term of an SAR shall be specified in the Award Agreement, but shall in no event be greater than ten years.

6.3. Restricted Stock. An Award of Restricted Stock is a grant by the Company of a specified number of shares of Common Stock to the Participant, which shares are subject to forfeiture upon the happening of specified events during the Restriction Period. An Award of Restricted Stock shall be subject to the following terms and conditions:

(a) General. Each Award Agreement with respect to Restricted Stock shall specify the duration of the Restriction Period, if any, and/or each installment thereof, the conditions under which the Restricted Stock may be forfeited to the Company, and the amount, if any, the Participant must pay to receive the Restricted Stock. Such restrictions may include a vesting schedule based upon the passage of time, the attainment of Performance Goals or a combination thereof.

(b) Transferability. During the Restriction Period, if any, the transferability of Restricted Stock shall be prohibited or restricted in the manner and to the extent prescribed in the applicable Award Agreement. Such restrictions may include, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Stock to a continuing substantial risk of forfeiture in the hands of any transferee.

(c) Shareholder Rights. Unless otherwise provided in the applicable Award Agreement, during the Restriction Period the Participant shall have all the rights of a shareholder with respect to Restricted Stock, including, without limitation, the right to receive dividends thereon (whether in cash or shares of Common Stock) and to vote such shares of Restricted Stock. Dividends shall be subject to the same restrictions as the underlying Restricted Stock unless otherwise provided by the Committee (and the Committee may, in its sole discretion, withhold any cash dividends paid on Restricted Stock until the restrictions applicable to such Restricted Stock have lapsed).

(d) Termination of Employment or Other Service. Unless otherwise provided in an Award Agreement or as may be determined by the Committee, upon a Participant’s termination of employment or other service with the Company and its Subsidiaries for any reason, the unvested portion of each Award of Restricted Stock held by such Participant shall be forfeited with no further compensation due the Participant and, upon a Participant’s termination of employment or other service with the Company and its Subsidiaries for Cause, all of a Participant’s Restricted Stock, whether or not vested, shall be forfeited immediately with no further compensation due the Participant.

6.4. Restricted Stock Units. Restricted Stock Units are solely a device for the measurement and determination of the amounts to be paid to a Participant under the Plan. Restricted Stock Units do not constitute Common Stock and shall not be treated as (or as giving rise to) property or as a trust fund of any kind. The right of any Participant in respect of an Award of Restricted Stock Units shall be no greater than the right of any unsecured general creditor of the Company. The grant of Restricted Stock Units shall be subject to the following terms and conditions:

(a) Restriction Period. Each Award Agreement with respect to Restricted Stock Units shall specify the duration of the Restriction Period, if any, and/or each installment thereof and the conditions under which such Award may be forfeited to the Company. Such restrictions may include a vesting schedule based upon the passage of time, the attainment of Performance Goals or a combination thereof.

(b) Termination of Employment or Other Service. Unless otherwise provided in an Award Agreement or as may be determined by the Committee, upon a Participant’s termination of employment or other service with the Company and its Subsidiaries for any reason, the unvested portion of each Award of Restricted Stock Units credited to such Participant shall be forfeited with no compensation due the Participant.

(c) Settlement. Unless otherwise provided in an Award Agreement, subject to the Participant’s continued employment or other service with the Company or a Subsidiary from the date of grant through the expiration of the Restriction Period (or applicable portion thereof), the vested portion of an Award of Restricted Stock Units shall be settled within 30 days after the expiration of the Restriction Period (or applicable portion thereof).

(d) Shareholder Rights. Nothing contained in the Plan shall be construed to give any Participant rights as a shareholder with respect to an Award of Restricted Stock Units (including, without limitation, any voting, dividend or derivative or other similar rights). Notwithstanding the foregoing, the Committee may provide in an Award Agreement that amounts equal to any dividends declared during the Restriction Period on the shares of Common Stock represented by an Award of Restricted Stock Units will be credited to the Participant’s account and deemed to be reinvested in additional Restricted Stock Units, such additional Restricted Stock Units to be subject to the same forfeiture restrictions as the Restricted Stock Units to which they relate.

6.5. Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Participants any type of Award (in addition to those

Awards provided in Sections 6.1, 6.2, 6.3 or 6.4 hereof) that is payable in, or valued in whole or in part by reference to, shares of Common Stock, and that is deemed by the Committee to be consistent with the purposes of the Plan.

Section 7. Change in Control.

7.1. Notwithstanding any provision in the Plan to the contrary, upon the occurrence of a Change in Control, the Board, in its sole discretion, may take one or more of the following actions with respect to any Awards that are outstanding immediately prior to such Change in Control: (a) accelerate the vesting and, if applicable, exercisability of all outstanding Awards such that all outstanding Awards are fully vested and, if applicable, exercisable (effective immediately prior to such Change in Control); (b) cancel outstanding Options or SARs in exchange for a cash payment in an amount equal to the excess, if any, of the Fair Market Value of the Common Stock underlying the unexercised portion of the Option or SAR as of the date of the Change in Control over the exercise price or grant price, as the case may be, of such portion, provided that, in the discretion of the Committee, such cash payment may be made in installments payable on the date(s) on which the Option or SAR would have vested had such Option or SAR not been cancelled (subject to the Participant’s continued employment or other service with the Company or a Subsidiary on each of the date(s) on which the Option or SAR would have vested), provided further that any Option or SAR with an exercise price or grant price, as the case may be, that equals or exceeds the Fair Market Value of the Common Stock on the date of such Change in Control shall be cancelled with no payment due the Participant; (c) terminate Options or SARs, effective immediately prior to the Change in Control, provided that the Company provides the Participant an opportunity to exercise such Award within a specified period following the Participant’s receipt of a written notice of such Change in Control and the Company’s intention to terminate such Awards, effective immediately prior to such Change in Control; (d) require the successor corporation (or its parent), following a Change in Control, to assume outstanding Awards and/or to substitute such Awards with awards involving the common stock of such successor corporation (or its parent) on terms and conditions necessary to preserve the rights of Participants with respect to such Awards; or (e) take such other actions as the Board deems appropriate to preserve the rights of Participants with respect to their Awards. The judgment of the Board with respect to any matter referred to in this Section shall be conclusive and binding upon each Participant without the need for any amendment to the Plan.

7.2. In consideration for the grant of an Award under the Plan, each Participant agrees to take or cause to be taken all such actions as may be necessary or reasonably requested by the Committee in order to consummate a Change in Control and any related transactions, including, without limitation, executing, acknowledging and delivering the underlying agreements therefor and any consents, assignments, waivers and other documents or instruments (including without limitation executing any releases) and otherwise cooperating with the Company and its shareholders; and provided further, that if requested by the Committee, the Participant shall be obligated to become liable in respect of any representations, warranties, covenants, escrows, indemnities or other similar provisions entered into in connection with any such Change in Control and shall be jointly and severally liable (other than with respect to representations, warranties and covenants relating only to such Participant), whether by purchase price adjustment, payment reduction, indemnity payments or otherwise, in respect thereof.

Section 8. Adjustments upon Changes in Capitalization.

8.1. Notwithstanding anything herein to the contrary, in the event that the Committee shall determine that any stock dividend, recapitalization, forward split or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase or share exchange, extraordinary or unusual cash distribution or other similar corporate transaction or event, affects the Common Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Committee shall proportionately and equitably adjust any or all of (i) the number and kind of shares of Common Stock which may thereafter be issued in connection with Awards, (ii) the number and kind of shares of Common Stock issuable in respect of outstanding Awards, (iii) the aggregate number and kind of shares of Common Stock available under the Plan, (iv) the limits described in Section 5 of the Plan or (v) the exercise price or grant price relating to any Award or, if deemed appropriate, make provision for a cash payment with respect to any outstanding Award; provided, however, in each case, that each adjustment shall be made in a manner that does not violate Section 409A of the Code and the regulations thereunder to the extent applicable.

8.2. In addition, notwithstanding anything herein to the contrary, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards, including any Performance Goals, in recognition of unusual or nonrecurring events (including, without limitation, events described in Section 8.1) affecting the Company or any Subsidiary, or in response to changes in applicable laws, regulations, or accounting principles. Notwithstanding the foregoing, all adjustments shall be made in a manner that does not violate Section 409A of the Code and the regulations thereunder to the extent applicable.

Section 9. Restrictive Covenants. In consideration for the grant of an Award under the Plan, each Participant shall be bound by the restrictive covenants of this Section in addition to, and not in lieu of, any other restrictive covenants applicable to such Participant, including, but not limited to, such restrictive covenants as may be agreed to in an Award Agreement or in such Participant’s employment agreement, if any.

9.1. Confidentiality. The Participant acknowledges that it is the policy of the Company to maintain as secret and confidential all Confidential Information (as herein defined). The Participant acknowledges that, by reason of his or her employment by the Company, the Participant will acquire Confidential Information. The Participant recognizes that all such Confidential Information is and shall remain the sole property of the Company, free of any rights of the Participant. The Participant further acknowledges that the Company has a vested interest in assuring that all such Confidential Information remains secret and confidential. Therefore, in consideration of the grant of an Award under the Plan, the Company’s provision of Confidential Information to the Participant, and other good and valuable consideration, the Participant agrees that at all times he or she will not, directly or indirectly, use for the benefit of himself or herself or any third party or disclose to any person, firm, company or other entity (other than the Company or its Affiliates) any Confidential Information without the prior written consent of the Board, except (a) as required in the performance of his or her duties for the Company or its Affiliates or (b) to the extent that the Participant is required by law to disclose any Confidential Information (provided that in such case, the Participant shall (i) provide the Board with the earliest notice possible that such disclosure is or may be required, (ii) cooperate with the Company in protecting, to the maximum extent legally permitted, the confidential or proprietary nature of such Confidential Information and (iii) disclose only that Confidential Information which he or she is determined to be legally required to disclose). The obligations of the Participant under this Section 9 shall survive the Participant’s termination of employment with the Company. The Participant shall take all actions necessary to protect the integrity of the business plans, customer lists, statistical data and compilations, agreements, contracts, manuals or other materials, in whatever form, of the Company and its affiliates that contain Confidential Information, and upon the termination of the Participant’s employment, the Participant agrees that all Confidential Information in his or her possession or under his or her control, directly or indirectly, that is in writing, computer generated, or other tangible form (together with all duplicates thereof) will forthwith be returned to the Company and will not be retained by the Participant or furnished to any person or entity, either by sample, facsimile, film, audio or video cassette, electronic data, verbal communication or any other means of communication. The Participant agrees that the provisions of this Section 9 are reasonable and necessary to protect the proprietary rights of the Company and its affiliates in the Confidential Information and its and their trade secrets, goodwill and reputation.

For purposes of the Plan, the term “Confidential Information” means all confidential, proprietary, or non-public information (in whatever form) heretofore or hereafter developed or used by the Company or any of its Affiliates, and/or the operations, employees, assets, properties, capitalization, customers, suppliers and distributors of the Company and its Affiliates, including, but not limited to, customer lists, customer orders, purchase orders, financial data, pricing information and price lists, business plans and market strategies and arrangements, business techniques, all books, records, manuals, advertising materials, catalogues, correspondence, mailing lists, production data, sales materials and records, purchasing materials and records, personnel records, quality control records and procedures, and all trademarks, tradenames, copyrights and patents, and applications therefor, all trade secrets, inventions, processes, procedures, research records, market surveys and marketing know-how and other technical papers, irrespective of whether any of the foregoing constitute a trade secret under any applicable law.

9.2. Non-Competition. The Participant agrees that during his employment with the Company and for a period of twelve (12) months following the Participant’s termination of employment with the Company, the Participant will not, directly or indirectly, whether for himself or on behalf of any other person or entity, engage in, own, manage, operate, advise, provide financing to, control or participate in the ownership, management or control of, or be connected as an officer, employee, partner, director, or otherwise with, or have any financial interest (whether as a stockholder, director, officer, partner, consultant, proprietor, agent or otherwise) in, or aid or assist anyone else in the conduct of, any business that competes, directly or indirectly, with the Company or any of its Affiliates or is otherwise engaged in activities competitive with the business(es) of the Company or any of its Affiliates in each and every area where the Company is engaged in business or the sale and/or distribution of products (the “Restricted Area”). The Participant agrees that the Restrictive Area is reasonable taking into consideration the nature of the Company’s business and the Participant’s role in such business.

9.3. Non-Solicitation. The Participant agrees that during his employment with the Company and for a period of twelve (12) months following the Participant’s termination of employment with the Company, the Participant will not, either directly or indirectly, and whether for himself or on behalf of any other person, company, firm or other entity; (i) seek to persuade any employee or consultant of the Company or any of its Affiliates to discontinue or diminish his or her status or employment therewith or seek to persuade any employee, former employee, or exclusive consultant of the Company or any of its Affiliates to become employed or to provide consulting or contract services to a business competitive with the Company or any of its Affiliates; (ii) solicit, employ or engage, or cause to be solicited, employed, or engaged, any person who is or was employed by the Company or any of its Affiliates at any time during the twenty-four (24) month period prior to the termination of Participant’s employment with the Company; or (iii) solicit, encourage, or induce any contractor, agent, client, customer, supplier, or the like of the Company or any of its Affiliates to terminate or diminish its/his relationship with the Company or any of its Affiliates, or to refrain from entering into a relationship with the Company or any of its Affiliates, including without limitation any prospective contact, contractor, agent, client, customer, or the like of the Company or any of its Affiliates.

9.4. Survival of Obligations. The obligations of the Participant under this Section 9 shall survive any termination of the Participant’s employment with the Company. The Participant and the Company agree and intend that the Participant’s obligations under this Section 9 be tolled during any period that the Participant is in breach of any of the obligations under this Section 9, so that the Company is provided with the full benefit of the restrictive periods set forth herein.

9.5. Remedies. In addition to whatever other rights and remedies the Company may have at equity or in law (including without limitation, the right to seek monetary damages), if the Participant breaches any of the provisions contained in this Section 9, the Company (a) shall have the right to immediately cancel all Awards granted to the Participant and (b) shall have the right to injunctive relief, without the requirement to prove actual damages or to post any bond or other security, and obtain the costs and reasonable attorneys’ fees it incurs in enforcing its rights under this Section 9. The Participant acknowledges that his or her breach of this Section 9 would cause irreparable injury to the Company and that money damages alone would not provide an adequate remedy for the Company. The Participant further acknowledges that (a) any breach or claimed breach of the provisions set forth in the Plan will not be a defense to enforcement of the restrictions set forth in Sections 9 and (b) the circumstances of the Participant’s termination of employment with the Company will have no impact on his obligations under this Section 9.

Section 10. Termination and Amendment.

10.1. Changes to the Plan and Awards. The Board may amend, alter, suspend, discontinue, or terminate the Plan without the consent of the Company’s shareholders or Participants, except that any such amendment, alteration, suspension, discontinuation, or termination shall be subject to the approval of the Company’s shareholders if (i) such action would increase the number of shares subject to the Plan, (ii) such action would decrease the price at which Awards may be granted, or (iii) such shareholder approval is required by any applicable federal, state or foreign law or regulation or the rules of any stock exchange or automated quotation system on which the Common Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit such other changes to the Plan to the Company’s shareholders for approval; provided, however, that without the consent of an affected Participant, no amendment, alteration, suspension, discontinuation, or termination of the Plan may materially and adversely affect the rights of such Participant under any outstanding Award unless such modification is necessary to ensure a deduction under Section 162(m) of the Code or to avoid the additional tax described in Section 409A of the Code.

10.2. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue, or terminate, any Award theretofore granted and any Award Agreement relating thereto; provided, however, that no such amendment, alteration, suspension, discontinuation, or termination of any Award may materially and adversely affect the rights of such Participant under such Award without the consent of an affected Participant unless such amendment, alteration, suspension, discontinuation, or termination of any Award is required by applicable law.

10.3. Notwithstanding anything in the Plan or an Award Agreement to the contrary, any Performance Goal applicable to an Award shall not be deemed a fixed contractual term, but shall remain subject to adjustment by the Committee, in its discretion at any time in view of the Committee’s assessment of the Company’s strategy, performance of comparable companies, and other circumstances, except to the extent that any such adjustment to a performance condition would adversely affect the status of an Award intended to satisfy the “qualified performance-based compensation” exception under Section 162(m) of the Code and the regulations thereunder.

Section 11. No Right to Award, Employment or Service. No Employee, Consultant or Non-Employee Director shall have any claim to be granted any Award under the Plan, and there is no obligation that the terms of Awards be uniform or consistent among Participants. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ or service of the Company or any Subsidiary. For purposes of the Plan, a transfer of employment or service between the Company and its Subsidiaries shall not be deemed a termination of employment or service; provided, however, that individuals employed by, or otherwise providing services to, an entity that ceases to be a Subsidiary shall be deemed to have incurred a termination of employment or service, as the case may be, as of the date such entity ceases to be a Subsidiary unless such individual becomes an employee of, or service provider to, the Company or another Subsidiary as of the date of such cessation.

Section 12. Taxes. Each Participant must make appropriate arrangement for the payment of any taxes relating to an Award granted hereunder. The Company or any Subsidiary is authorized to withhold from any payment relating to an Award under the Plan, including from a distribution of Common Stock or any payroll or other payment to a Participant, amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include the ability to withhold or receive Common Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations. Participants who are subject to the reporting requirements of

Section 16 of the Exchange Act may elect to direct the Company to withhold shares of Common Stock that would otherwise be received upon the vesting, settlement or exercise of an Award to satisfy the withholding taxes applicable to such Award. Withholding of taxes in the form of shares of Common Stock with respect to an Award shall not occur at a rate that exceeds the minimum required statutory federal and state withholding rates or other withholding rates required by applicable foreign law.

Section 13. Limits on Transferability; Beneficiaries. No Award or other right or interest of a Participant under the Plan shall be pledged, encumbered, or hypothecated to, or in favor of, or subject to any lien, obligation, or liability of such Participant to, any party, other than the Company or any Subsidiary, or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution, and such Awards and rights shall be exercisable during the lifetime of the Participant only by the Participant or his or her guardian or legal representative. Notwithstanding the foregoing, the Committee may, in its discretion, provide that Awards (other than Incentive Stock Options) or other rights or interests of a Participant granted pursuant to the Plan be transferable, without consideration, to immediate family members (i.e., children, grandchildren or spouse), to trusts for the benefit of such immediate family members and to partnerships in which such family members are the only partners. The Committee may attach to such transferability feature such terms and conditions as it deems advisable. In addition, a Participant may, in the manner established by the Committee, designate a beneficiary (which may be a natural person or a trust) to exercise the rights of the Participant, and to receive any distribution, with respect to any Award upon the death of the Participant. A beneficiary, guardian, legal representative or other Person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional restrictions deemed necessary or appropriate by the Committee.

Section 14. Foreign Nationals. Awards may be granted to Employees who are foreign nationals or employed outside the United States or both, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to further the purpose of the Plan.

Section 15. Securities Law Requirements.

15.1. No shares of Common Stock may be issued hereunder if the Company shall at any time determine that to do so would (i) violate the listing requirements of an applicable securities exchange, or adversely affect the registration or qualification of the Company’s Common Stock under any state or federal law, or (ii) require the consent or approval of any regulatory body or the satisfaction of withholding tax or other withholding liabilities. In any of the events referred to in clause (i) or clause (ii) above, the issuance of such shares shall be suspended and shall not be effective unless and until such withholding, listing, registration, qualifications or approval shall have been effected or obtained free of any conditions not acceptable to the Company in its sole discretion, notwithstanding any termination of any Award or any portion of any Award during the period when issuance has been suspended.

15.2. The Committee may require, as a condition to the issuance of shares hereunder, representations, warranties and agreements to the effect that such shares are being purchased or acquired by the Participant for investment only and without any present intention to sell or otherwise distribute such shares and that the Participant will not dispose of such shares in transactions which, in the opinion of counsel to the Company, would violate the registration provisions of the Securities Act, and the rules and regulations thereunder.

Section 16. Section 409A of the Code. The Plan and all Awards are intended to comply with, or be exempt from, Section 409A of the Code and all regulations, guidance, compliance programs and other interpretative authority thereunder, and shall be interpreted in a manner consistent therewith. Notwithstanding anything contained herein to the contrary, in the event any Award is subject to Section 409A of the Code, the Committee may, in its sole discretion and without a Participant’s prior consent, amend the Plan and/or Awards, adopt policies and procedures, or take any other actions as deemed appropriate by the Committee to (i) exempt the Plan and/or any Award from the application of Section 409A of the Code, (ii) preserve the intended tax treatment of any such Award or (iii) comply with the requirements of Section 409A of the Code. In the event that a Participant is a “specified employee” within the meaning of Section 409A of the Code, and a payment or benefit provided for under the Plan would be subject to additional tax under Section 409A of the Code if such payment or benefit is paid within six (6) months after such Participant’s separation from service (within the meaning of Section 409A of the Code), then such payment or benefit shall not be paid (or commence) during the six (6) month period immediately following such Participant’s separation from service except as provided in the immediately following sentence. In such an event, any payments or benefits that would otherwise have been made or provided during such six (6) month period and which would have incurred such additional tax under Section 409A of the Code shall instead be paid to the Participant in a lump-sum cash payment, without interest, on the earlier of (i) the first business day of the seventh month following such Participant’s separation from service or (ii) the tenth business day following such Participant’s death.

Section 17. Termination. Unless earlier terminated, the Plan shall terminate on the 10th anniversary of its approval by the Board, and no Awards under the Plan shall thereafter be granted. Notwithstanding the foregoing, the terms of the Plan shall continue to govern any Award that is outstanding on or after the termination of the Plan.

Section 18. Fractional Shares. The Company will not be required to issue any fractional shares of Common Stock pursuant to the Plan. The Committee may provide for the elimination of fractions and settlement of such fractional shares of Common Stock in cash.

Section 19. Discretion. In exercising, or declining to exercise, any grant of authority or discretion hereunder, the Committee may consider or ignore such factors or circumstances and may accord such weight to such factors and circumstances as the Committee alone and in its sole judgment deems appropriate and without regard to the effect such exercise, or declining to exercise such grant of authority or discretion, would have upon the affected Participant, any other Participant, any Employee, Consultant or Non-Employee Director, the Company, any Subsidiary, any Affiliate of the Company, any shareholder or any other Person.

Section 20. Governing Law. The Plan and any Award Agreements entered into thereunder shall be governed by, and construed in accordance with, the internal law of the State of Delaware applicable to contracts entered into and to be performed entirely within the State of

Delaware by citizens of the State of Delaware, without giving effect to conflicts of laws provisions or any other principles or rules that would require or permit the application of the laws of any other jurisdiction.

Section 21. Submission to Jurisdiction; Waiver of Jury Trial. To the fullest extent permitted by applicable law, by accepting an Award under the Plan, each Participant hereby irrevocably and unconditionally (i) submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware or, if such court is unavailable, any state or federal court located in Wilmington, Delaware, as well as to the appellate jurisdiction of all courts to which an appeal may be taken from such courts, in any action, suit, proceeding or claim arising out of or relating to the Plan or any Award Agreement, (ii) agrees that all claims in respect of any such action, suit, proceeding or claim shall be brought, heard and determined exclusively in such courts, (iii) agrees that such courts have a reasonable relation to the Plan and the Award Agreements; (iv) waives and agrees not to assert any objection that it may now or hereafter have to the laying of venue of any action, suit, proceeding or claim arising out of or relating to the Plan or any Award Agreement in any such court, (v) consents to the service of any and all process in any such action, suit, proceeding or claim by the mailing of copies of such process to such Person at its address specified herein or in any other manner permitted by applicable law, (vi) waives to the fullest extent permitted by applicable law any and all rights to a trial by jury in connection with any such action, suit, proceeding or claim, and (vii) agrees that a final judgment in any such action, suit, proceeding or claim shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

Section 22. Effective Date. The Plan shall become effective upon the Effective Date, and no Award shall become exercisable, realizable or vested prior to the Effective Date.

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IN WITNESS WHEREOF, the Company has caused the Plan to be executed as of the date set forth below.

EDGEN GROUP INC.

By:

Name:

Title:

Date:

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